Exhibit 10.4

MARKETAXESS HOLDINGS INC.
EMPLOYEE STOCK PURCHASE PLAN
(Effective as of September 1, 2015;
And as Amended through July 16, 2019)

MARKETAXESS HOLDINGS INC.

EMPLOYEE STOCK PURCHASE PLAN

(Effective as of September 1, 2015;

And as Amended through July 16, 2019)

Table of Contents

1.	Purpose	1
2.	Definitions	1
3.	Term of the Plan	3
4.	Shares Reserved Plan	3
5.	Administration of the Plan	4
6.	Participation in the Plan	5
7.	Purchase Price	5
8.	Method of Payment	5
9.	Employee’s Election to Purchase; Grants of Purchase Rights	5
10.	Exercise of Purchase Right	6
11.	Company Match	7
12.	Delivery of Common Stock	8
13.	Stockholder Rights	8
14.	Rights to Purchase Shares Not Transferable	9
15.	Cancellation of Election to Purchase	9
16.	Leave of Absence or Layoff	9
17.	Effect of Failure to Make Payments When Due	10
18.	Termination of Continuous Service; Other Involuntary Withdrawal	10
19.	No Interest	10
20.	Application of Funds	10
21.	Amendment and Termination	11
22.	Effective Date; Governmental Approvals or Consents	11
23.	Notices	11
24.	Regulations and Other Approvals; Governing Law	11
25.	Taxes	12
26.	Restrictions	12
27.	No Employment Rights	12
28.	Severability of Provisions	13
29.	Construction	13
30.	Electronic Elections, Purchases, and Transactions	13

MARKETAXESS HOLDINGS INC.
EMPLOYEE STOCK PURCHASE PLAN
(Effective as of September 1, 2015;
And as Amended through July 16, 2019)

1.Purpose.

The purpose of the MarketAxess Holdings Inc. Employee Stock Purchase Plan (the “Plan”) is to encourage and enable select employees of MarketAxess Holdings Inc. (the “Company”) and certain of its Affiliates to acquire shares of the Company’s Common Stock. The Company believes that participants in the Plan will have a stronger alignment with the Company by virtue of their ability as stockholders to participate in the Company’s growth and earnings.  The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

2.Definitions.

The following words or terms have the following meanings:

(a)“Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.

(b)“Agent” means the agent, broker or other administrator, including without limitation, employees of the Employer, appointed by the Committee pursuant to Section 5(b) hereof.

(c)“Board of Directors” means the Board of Directors of the Company.

(d)“Code” means the Internal Revenue Code of 1986, as amended.

(e)“Committee” means the Compensation Committee of the Board of Directors of the Company, any successor committee or such other committee the Board of Directors appoints to administer the Plan.  To the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors.

(f)“Company” means MarketAxess Holdings Inc., a Delaware corporation, and its successors by operation of law.

(g)“Compensation” means all regular cash wages earned by an Eligible Employee, including amounts contributed by an Employer on behalf of the Eligible Employee pursuant to a salary reduction agreement under Code Sections 401(k) or 125, if any, but excluding any bonuses, commissions, and overtime pay.

(h)“Effective Date” means September 1, 2015.

(i)“Eligible Employee” means each person who on an Offering Date is an Employee of the Company or of a Participating Affiliate.

(j)“Employee” means each person employed by the Company or a Participating Affiliate, excluding: (i) any person whose customary employment is 20 hours or less per week; (ii) any person whose customary employment is not for more than three months in any calendar year; (iii) any person being paid by or through a third party agency; (iv) any person designated by the Company as an intern, summer intern or consultant; (v) any person designated by the Company as seasonal, occasional, limited duration, leased or temporary, during the period the individual is so paid or designated; and (vi) any person who as of an Offering Date is designated as a member of the Company’s Global Management Team (or the equivalent thereof); any such person shall not be an Employee even if he or she is later retroactively reclassified as a common-law or other type of employee of the Company or any part of such period pursuant to applicable law or otherwise.

(k)“Employer” means, with respect to any Employee, the Company or Participating Affiliate by which the Employee is employed.

(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)“Incentive Plan” means the MarketAxess Holdings Inc. 2012 Incentive Plan, as amended from time to time, or any successor plan thereto.

(n)“Market Price” means the greater of (i) closing price of the Common Stock as reported on the principal market, trading system or exchange on which the Company’s Shares are traded as of the applicable Purchase Date, or if there was no sale on such date, then as of the next preceding date on which there was a sale, and (ii) the consolidated closing bid price of the Common Stock as reported on the principal market, trading system or exchange on which the Company’s Shares are traded as of the applicable Purchase Date, or if there was no bid on such date, then as of the next preceding date on which there was a bid.

(o)“Offering Date” means each March 1 and September 1 during a calendar year, or such other dates determined by the Committee.

(p)“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

(q)“Participant” means an Eligible Employee who participates in the Plan.

(r)“Participating Affiliate” means the Affiliates of the Company listed on Exhibit A hereto and such other Affiliates of the Company as approved by the Committee from time to time.

(s)“Plan” means the MarketAxess Holdings Inc. Employee Stock Purchase Plan, as amended from time to time.

(t)“Purchase Date” means each date that immediately precedes March 1 and September 1 during a calendar year, or such other dates determined by the Committee.

(u)“Purchase Period” means the period beginning on an Offering Date and ending on the next succeeding Purchase Date.

(v)“Purchase Right” means the right or rights granted hereunder to Eligible Employees to purchase the Company’s Common Stock under an offering made under the Plan and pursuant to such Eligible Employees’ elections to purchase.

(w)“Rule 16b-3” means Rule 16b-3 promulgated under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

(x)“Shares” or “Common Stock” means shares of the Company’s common stock, par value $.003 per share.

(y)“Subsidiary” means a subsidiary corporation within the meaning of Section 424(f) of the Code.

(z)“Subscription Period” means, with respect to each Purchase Right, the period commencing on the fifteenth (15th) day prior to an Offering Date and ending on the business day immediately prior to such Offering Date, or such other period of time designated by the Committee, in its sole discretion, including without limitation any delay in commencement or acceleration of the end of a Subscription Period necessary to comply with any “blackout period” required under applicable law or Company policy, as determined by the Committee.

3.Term of the Plan.  The Plan shall remain in effect indefinitely, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Section 21 hereof, or until no additional shares of Common Stock are available and reserved for sale under the Plan pursuant to Section 4(a).

4.Shares Reserved for Plan.

(a)The shares of the Company’s Common Stock to be sold to Eligible Employees under the Plan shall be Common Stock held in or acquired for the treasury of the Company, upon such terms as the Committee may approve.  The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be 150,000, subject to adjustment as provided in Section 4(b).  The Shares reserved may be issued and sold pursuant to one or more offerings under the Plan.  With respect to each offering, the Committee may specify the number of Shares to be made available, the length of the Subscription Period, the length of the Purchase Period, the Offering Dates and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate.

(b)In the event of any increase, reduction, or change or exchange of Common Stock for a different number or kind of Shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under a Purchase Right, as well as the price per Share of Common Stock covered by each Purchase Right under the Plan which has not yet been exercised.

(c)All Matching Shares awarded to a Participant pursuant to Section 11 of the Plan  shall be granted from the share reserve established under the Incentive Plan, and shall not reduce the number of Shares reserved and made available for sale under the Plan.

5.Administration of the Plan.

(a)The Plan shall be administered by the Committee and the Committee may select an administrator or any other person to whom its duties and responsibilities hereunder may be delegated.  The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable.  Without limiting the generality of the foregoing, the Committee will be entitled to establish rules to change the Purchase Periods and Subscription Periods, limit the frequency and/or number of changes in the amount withheld during a Purchase Period or a Subscription Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s base salary or regular hourly wages, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.  The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to the laws of, jurisdictions outside of the United States to comply with applicable laws, including, without limitation, tax and securities laws.  All interpretations and determinations of the Committee shall be made in its sole and absolute discretion based on the Plan document and shall be final, conclusive and binding on all parties.

(b)The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent.  The Committee may, in its sole discretion, designate an Agent to administer the Plan, purchase and sell Shares in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time.  The Agent shall serve as custodian for purposes of the Plan and Common Stock purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the custodian for the benefit of each Participant, who shall thereafter be a beneficial stockholder of the Company.  The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Common Stock, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

(c)The Company shall, to the fullest extent permitted by law and the Certificate of Incorporation and By-laws of the Company and, to the extent not covered by insurance, indemnify each director, officer or employee of the Employer (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company, except in instances where any such person engages in willful misconduct or fraud.  Such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder.  Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company.  Expenses incurred by the Committee or the Board of Directors in the engagement of any such counsel, consultant or agent shall be paid by the Company.

6.Participation in the Plan.

Purchase Rights with respect to the Company’s Common Stock under the Plan shall be granted to all Eligible Employees.

7.Purchase Price.

Unless otherwise determined by the Committee, in its sole discretion, the purchase price for Shares purchased pursuant to the Plan shall be the Market Price of a Share of Common Stock on the Purchase Date.

8.Method of Payment.

Payment for Shares purchased pursuant to the Plan shall be made in installments through after-tax payroll deductions from the Eligible Employee’s Compensation during the Purchase Period on each Employer payroll date during the Purchase Period following the Participant’s election made in accordance with Section 8, with no right of prepayment.

9.Employee’s Election to Purchase; Grants of Purchase Rights.

(a)In order to enroll and participate in the Plan, an Eligible Employee must make an election during a Subscription Period on a form provided by the Committee (or designee) stating the Eligible Employee’s desire to purchase Shares under the Plan during the Purchase Period and the amount to be withheld (on an after-tax basis) in accordance with Section 8.  The Committee may determine any minimum and maximum purchase amounts applicable to Participants.  As of the Effective Date, the amount that an Eligible Employee may elect to have withheld in accordance with Section 8 shall be 1% to 50% of the Eligible Employee’s Compensation for each payroll period, in whole percentages, but in any event an amount that is not less than US$100.00 (or the applicable foreign currency equivalent) for each payroll period for Eligible Employees, and (ii) not more than US$15,000.00 (or the applicable foreign currency equivalent) for each Purchase

Period for Eligible Employees. In order to be given effect, an Eligible Employee’s election to purchase Shares must be delivered on or before the last day of the Subscription Period to the person or office designated by the Committee to receive and accept such elections.  Except as otherwise provided in the Plan, once enrolled in the Plan, a Participant’s payroll deduction authorization indicating his or her election to purchase Shares shall remain in effect unless and until modified or canceled by the Participant.

(b)Subject to the provisions of Section 9(c) below and such restrictions as the Company may impose from time to time to comply with the Company’s policies (including the insider trading policy and personal trading policy, each as in effect from time to time), once enrolled in the Plan, unless otherwise determined by the Committee a Participant may elect to increase or decrease an existing payroll deduction authorization at any time.  Changes in payroll deduction authorizations shall become effective as soon as practicable after a notice of change is received by the person or office designated by the Committee to receive and accept such changes. A Participant may cancel an existing payroll deduction authorization at any time (subject to such restrictions as the Company may impose from time to time to comply with the Company’s policies, including the insider trading policy and personal trading policy, each as in effect from time to time) pursuant to Section 15(a) hereof and thereby terminate participation in the Plan with respect to a Purchase Period.

(c)All payroll deductions made by a Participant shall be credited to such Participant’s account under the Plan.  A Participant may not make any additional payments into such account except as otherwise provided herein.  Individual accounts shall be maintained for each participant in the Plan.

(d)In the event a Participant makes a hardship withdrawal of employee deferral (401(k)) contributions under a 401(k) profit sharing plan of the Company or an Affiliate or any other plan qualified under Section 401(a) of the Code that contains a Code Section 401(k) feature, to the extent required by such plan or applicable law, such Participant’s payroll deductions and the purchase of Shares under the Plan shall be suspended until the first payroll period following the Offering Date commencing six (6) months after the date the Participant obtained the hardship withdrawal.  If a Participant who elects a hardship withdrawal under such a 401(k) profit sharing plan or such other plan has a cash balance accumulated in his or her account at the time of the withdrawal that has not already been applied to purchase Shares, such cash balance shall be returned to the Participant as soon as administratively practicable.

10.Exercise of Purchase Right.

(a)A Participant’s election to purchase Shares shall be exercised automatically on each Purchase Date following a Participant’s election, and the maximum number of whole Shares subject to such Purchase Right shall be purchased for such Participant at the applicable Purchase Right price with the accumulated payroll deductions in such Participant’s account; provided, that unless otherwise determined by the Committee, the maximum number of shares of Common Stock that may be purchased by an Eligible Employee on any Purchase Date shall be 500 shares of Common Stock (which shall be subject to adjustment pursuant to Section 4(b)).  If all or any portion of the Shares cannot reasonably be purchased on the Purchase Date in the sole discretion of the Committee because of unavailability or any other reason, such purchase shall be made as soon thereafter as feasible.  In no event shall certificates for any fractional Shares be issued under the Plan.  Shares shall be credited to the Participant’s account as soon as administratively feasible after the Purchase Date.  Any remaining payroll deduction balance credited to a Participant following a Purchase Period shall be returned to the Participant.

(b)If all or any portion of the Shares that would otherwise be subject to Purchase Rights granted on any Offering Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which Purchase Rights have been exercised or are then outstanding) or if all or any portion of the Shares cannot reasonably be purchased on the Purchase Date in the sole discretion of the Committee because of any other reason, the Committee shall make a pro rata allocation of the Shares remaining available for Purchase Right grant in as uniform a manner as shall be practicable and as it shall determine to be equitable.  In such event, the Committee shall give written notice to each Participant of the reduction in the number of Shares affected thereby and shall similarly reduce the rate of each Participant’s payroll deductions, if necessary, and return any remaining payroll deduction balance credited to each Participant, if necessary.

11.Company Match.

On each Purchase Date, subject to the Participant’s being an Eligible Employee on such Purchase Date, the Company shall grant to each Participant an award of restricted stock or restricted stock units in respect of a number of Shares with a Market Price on the Purchase Date equal to a percentage (the “Matching Percentage”) of the aggregate purchase price paid to exercise the Participant’s Purchase Right on such Purchase Date (the “Matching Shares”).  The Matching Shares shall represent an award of restricted stock or restricted stock units under the terms and subject to the conditions of the Incentive Plan. Notwithstanding the foregoing, an Eligible Employee who is based or resident in Singapore may only be granted an “Other Stock-Based Award” under the terms and subject to the conditions of the Incentive Plan in respect of restricted stock units that are subject to cash settlement only upon vesting and have no right to receive dividends or dividend equivalents.  Unless otherwise determined by the Committee at least sixty (60) days prior to the Offering Date of a Purchase Period, the Matching Percentage for each Purchase Period shall be twenty percent (20%). Fractional shares shall be eliminated by rounding-down for fractions less than one-half and rounding up for fractions equal to or greater than one-half, except that if the rounding-down of a fractional share results in the Participant receiving no Matching Shares hereunder, then such fractional share shall be rounded up to one Matching Share.  No cash settlements shall be made with respect to fractional shares eliminated by rounding.  The Matching Shares shall be evidenced by an Award Agreement (as defined in the Incentive Plan) entered into between the Company and the Participant in a form approved by the Committee that will contain the following terms:

(a)A Matching Share shall vest on the first anniversary of the Purchase Date on which the Matching Share is granted; provided that, except as set forth in Section 11(b), the Participant has not incurred a Termination (as defined in the Incentive Plan) prior to the applicable vesting date; and further provided, that the Committee may accelerate the vesting of any Matching Shares at any time in its sole discretion.

(b)Notwithstanding Section 11(a), a Participant’s unvested Matching Shares shall become fully vested upon a Termination of the Participant by the Company without Cause (as defined in the Incentive Plan).

12.Delivery of Common Stock.

All the Shares purchased by a Participant on a Purchase Date upon exercise of a Purchase Right hereunder shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Purchase Date.

All the Shares purchased pursuant to the Plan upon exercise of a Purchase Right hereunder shall be delivered by the Company in a manner as determined from time to time, by the Board or its Committee.  The Board or its Committee, in its discretion, may determine that the shares shall be delivered by the Company to the Participant by issuing and delivering a certificate for the number of Shares purchased by a Participant on a Purchase Date upon exercise of a Purchase Right hereunder, or that the Shares purchased by a Participant on a Purchase Date upon exercise of a Purchase Right hereunder, be delivered to a securities brokerage firm, as selected by the Board or its Committee, and such Shares shall be maintained by the securities brokerage firm in separate Plan accounts for Participants.

Each certificate or investment account, as the case may be, may be in the name of the Participant or in such Participant’s name jointly with his or her spouse with the right of survivorship.  A Participant who is a resident of a jurisdiction which does not recognize such joint tenancy may have a certificate or Plan account in his or her name as tenant in common with a member of his or her family (over 21 years of age), without right of survivorship.  Such designation may be changed by filing a notice of such change.

13.Stockholder Rights.

Only upon the issuance of shares of Common Stock purchased upon exercise of a Purchase Right to a Participant or his agent (and only in respect to such Shares purchased) shall a Participant obtain the rights of stockholders, including, without limitation, any right to vote the Shares or receive any dividends or other distributions thereon.  Such Shares purchased will be issued as soon as practicable after the Purchase Date, and may not be sold by the Participant until after the Participant has held the Shares for at least six (6) months.  Each Participant’s rights as a stockholder with respect to Matching Shares shall be governed by the applicable Award Agreement.

14.Rights to Purchase Shares Not Transferable.

(a)Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of a Purchase Right or to receive Shares or Matching Shares under the Plan may be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as a cancellation of a Participant’s election to purchase shares in accordance with Section 15 hereof.

(b)All rights of a Participant granted under this Plan, including but not limited to, the grant of a Purchase Right, the right to exercise a Purchase Right, the ability to authorize payroll deductions and the right to receive Matching Shares shall relate solely to a Participant.

15.Cancellation of Election to Purchase.

(a)A Participant who has elected to purchase Shares during a Purchase Period may cancel his or her election to purchase Shares with respect to such Purchase Period.  Any such cancellation shall apply to all payroll deductions withheld (and any other amounts credited to his or her account) during the Purchase Period.  A cancellation shall be effective as soon as administratively feasible after the delivery by the Participant of sufficient prior written notice of cancellation on a form provided by, or acceptable to, the Committee for such purpose to the office or person designated by the Committee to receive such elections.  In order to be given effect with respect to a Purchase Period, a notice of cancellation must be so delivered no later than thirty (30) days prior to such Purchase Date or any other date set by the Committee, subject to such restrictions as the Company may impose from time to time to comply with the Company’s policies, including the insider trading policy and personal trading policy, each as in effect from time to time.

(b)A Participant’s rights, upon the cancellation of his or her election to purchase Shares, shall be limited to receiving in cash, as soon as practicable after delivery of the notice of cancellation, the cash balance (without interest) then credited to his or her account.

(c)A Participant’s cancellation of his or her election to purchase Shares in an offering shall not have any effect upon such Participant’s eligibility to participate in a subsequent offering or in any similar plan which may hereafter be adopted by the Company; provided, however, that in the event a Participant cancels his or her election to purchase Shares in an offering such Participant may not reenter the Plan until the first Purchase Period commencing after the date that is six (6) months and one (1) day from the date the Participant canceled his or her election.

16.Leave of Absence or Layoff.

Subject to the second sentence of this Section 16, in the event that, during a Purchase Period, a Participant is granted a leave of absence (including a military leave) or is laid off, the Participant’s election for payroll deductions shall be deemed to have been canceled at the time of the leave of absence or layoff unless such deemed withdrawal is prohibited by applicable law.  A Participant’s rights upon a leave of absence (including a military leave) or layoff shall, subject to any rights under applicable law and the second paragraph of this Section 16, be limited to having the cash balance credited to his or her account, determined at the time such leave of absence or layoff becomes effective, be applied to the purchase of the number of Shares such amount will then purchase at the end of the Purchase Period.

An individual is treated as an Employee for the purposes of the Plan while the individual is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed three months, or if longer, so long as the individual’s right to reemployment with the Employer is provided either by statute or by contract.  If the period of leave exceeds three months and the individual’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate for purposes of the Plan on the first day immediately following such three-month period.

17.Effect of Failure to Make Payments When Due.

(a)If, in any payroll period, for any reason not set forth in Section 15, a Participant who has filed an election to purchase Shares under the Plan has no pay or his or her pay is insufficient (after other authorized deductions) to permit payroll deductions to be withheld and credited to his account in the Plan, the Participant may make an installment payment (or payments) to the Plan in cash (or in such other form acceptable to the Committee at the time of payment, which may include a payment by check, bank draft or money order payable to the order of the Company) at such time equal to the amount (or amounts) that would have been withheld from his pay.

(b)Subject to paragraph (a) above and other provisions of the Plan permitting postponement, the Company may treat the failure by a Participant to make any payment as a cancellation of his or her election to purchase Shares.  Such cancellation will be affected by mailing notice to him or her at his or her last known business or home address.  Upon such mailing, his or her only right will be to receive in cash the amount credited to his or her account.

18.Termination of Continuous Service; Other Involuntary Withdrawal.

If a Participant’s continuous service with the Company or a Participating Affiliate terminates for any reason, or if a Participant ceases to be an Eligible Employee, the entire payroll deduction amount of such Employee on the effective date of any such occurrence that has not been used to purchase Shares shall be refunded to such Employee.

19.No Interest.

Except as required by law, no interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

20.Application of Funds.

All funds received by the Company in payment for Shares purchased under the Plan and held by the Company at any time may be used for any valid corporate purpose.

21.Amendment and Termination.

The Company, by action of the Board of Directors (or a duly authorized committee) or the Committee may at any time terminate, amend or freeze the Plan.  No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with any applicable law, regulation or stock exchange rule.  No Purchase Rights shall be granted under the Plan, and the Plan will automatically terminate, on the day immediately following the earlier of (i) the date the Plan is terminated by the Board of Directors or (ii) the date as of which no additional shares of Common Stock are available and reserved for sale under the Plan pursuant to Section 4(a).  Upon termination of the Plan, the Company shall return or distribute the payroll deductions credited to a Participant’s account (that have not been used to purchase Shares) and shall distribute or credit Shares credited to a Participant’s account.  Upon the freezing of the Plan, any payroll deductions credited to a Participant’s account (that have not been used to purchase Shares) shall be used to purchase Shares in accordance with Section 10 hereof, substituting the term Purchase Date with the effective date of the freezing of the Plan.

22.Effective Date; Governmental Approvals or Consents.

The Plan, as amended and restated, was adopted by the Board of Directors of the Company on July 16, 2019. The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith.  The Board of Directors or the Committee may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority or self-regulatory organization.

23.Notices.

All notices or other communications by a Participant to the Company or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or Committee at the location, or by the person, designated for the receipt thereof and within the time period prescribed by the Company or Committee.  Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and the delivery of other information.  Any notices or communications by the Company to a Participant shall be deemed given if directed to such address and mailed by regular United States mail, first-class and prepaid.  If any item mailed to such address is returned as undeliverable to the addressee, mailing shall be suspended until the Participant furnishes the proper address.

24.Regulations and Other Approvals; Governing Law.

(a)This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b)The obligation of the Company to sell or deliver Shares with respect to Purchase Rights granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. The Company shall not be obligated to issue any Shares to a Participant if, in the opinion of counsel for the Company, the issuance of such Shares will constitute a violation by the Participant or the Company of any provisions of any rule or regulation of any governmental authority or any national securities exchange.

(c)To the extent required, the Plan is intended to comply with exemptive conditions under Rule 16b-3 and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith.  Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

(d)The Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it intended to be qualified under Section 401(a) of the Code.

25.Taxes.

Notwithstanding anything herein to the contrary, the Employer shall have the right to make such provisions as it deems necessary to satisfy any obligations to withhold or account for federal, state, local or foreign income taxes or other taxes incurred by reason of the issuance of Common Stock pursuant to the Plan.  Notwithstanding anything herein to the contrary, if applicable, the Employer may, to the extent lawful, require a Participant to remit an amount equal to the required tax or tax withholding amount and may invalidate any election if the Participant does not remit applicable taxes or withholding taxes.  Without limiting the generality of the foregoing, solely to the extent permitted by law, any withholding or other tax obligation with regard to any Participant may be satisfied by: (i) reducing the number of shares of Common Stock otherwise deliverable to the Participant; (ii) subject to the Committee’s prior consent, any method approved by the Committee; or (iii) by the Participant paying cash directly to the Company.

26.Restrictions.

All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable to assist in the compliance with any applicable tax withholding laws or under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

27.No Employment Rights.

The establishment and operation of this Plan shall not confer any legal rights upon any Participant or other person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any employee and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant under the Plan.

28.Severability of Provisions.

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

29.Construction.

The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

30.Electronic Elections, Purchases, and Transactions.

Any election, purchase or other transaction hereunder that is required to be made in writing may, to the extent determined by the Committee, be made, delivered and accepted electronically.

Exhibit A

Participating Affiliates

MarketAxess Holdings Inc.

MarketAxess Corporation

MarketAxess Technologies Inc.

MarketAxess Europe Limited

Xtrakter Limited

MarketAxess Singapore Pte Limited

MarketAxess Singapore Pte Limited (Hong Kong Branch)